EXHIBIT 99.1

[ACXIOM LOGO]

For more information, contact:

Katharine Raymond

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

Dale Ingram

Public Relations Leader

Acxiom Corporation

(501) 342-4346

EACXM

Acxiom Announces First-Quarter Results

Company Generates Best-Ever Q1 Revenue and Operating Income

LITTLE ROCK, Ark. — July 26, 2006 — Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the first quarter of fiscal 2007 ended June 30, 2006. Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Year over year, first-quarter earnings per diluted share increased 186 percent to $0.20. Consolidated net earnings for the quarter increased 168 percent to $17.8 million. First-quarter revenue totaled $336.7 million, representing an 8.5 percent increase over the same quarter last year.

“Our first-quarter results were strong and in line with our long-term Financial Road Map. These results reflect the growing strength of our company and the benefits from our ongoing initiatives to transform Acxiom,” Company Leader Charles D. Morgan said. “Our first-quarter operating income increased 143 percent over the same quarter last year, and our overall revenue growth of 8.5 percent was led by a 9.8 percent increase in our services business. We are clearly on the right path operationally and will continue to stay focused on executing our priority initiatives to deliver superior financial performance.”

Highlights of Acxiom’s first-quarter performance include:

•	Revenue of $336.7 million, up 8.5 percent from $310.3 million in the first quarter a year ago.
•	Income from operations of $36.3 million, a 143 percent increase compared to $15.0 million in the first quarter last year.
•	Pre-tax earnings of $29.2 million, up 173 percent from $10.7 million in the first quarter of fiscal 2006.
•	Diluted earnings per share of $.20, a 186 percent increase compared to $.07 in the first quarter last year.

•

Operating cash flow of $56.4 million and free cash flow available to equity of $11.9 million. The free cash flow available to equity of $11.9 million is a non-GAAP financial measure, and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

•	Services gross margin increased to 25.1 percent from 18.5 percent in the same quarter last year and from 23.7 percent in the sequential quarter ended March 31, 2006.
•	Computer and related expense continued to decline as a percentage of revenue. This key performance metric fell to 21.7 percent versus 25.0 percent in the first quarter last year.
•	Share repurchases for the quarter were approximately 576,000 shares for a total value of approximately $13.9 million.

“Our revenue and operating income are record results for the first fiscal quarter,” Morgan continued. “We are pleased with our performance in the first quarter, but we believe we have considerable opportunity to improve operating performance and deliver additional growth through execution of our long-term strategies.”

Morgan noted that Acxiom recently completed new contracts with General Motors Corporation; AutoNation, Inc.; Unilever; Yellow Book USA; AccuData and Southern Progress Corporation.”

Outlook

The Company’s expectations are communicated in the Financial Road Map, which includes a chart summarizing the one-year and long-term goals as well as an explanation of the assumptions and definitions that accompany these goals. Acxiom’s current Financial Road Map has been updated to reflect changes to the free cash flow definition and reflects the Company’s current expectations for fiscal year 2007, and the long-term goals reflect expected performance in fiscal 2010.

These financial projections are based on the assumptions and limitations set forth in the Financial Road Map. These projections are forward looking, and actual results may differ materially. These projections may be impacted by mergers, acquisitions, divestitures or other business combinations that may be completed in the future as well as the other factors set forth below.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom’s innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China.

For more information, visit www.acxiom.com.

This release and today’s conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that the Company is continuing to experience continued improvement and momentum in financial performance, that we expect that continued focus on expense controls will lead to continued improvement in operating margins, that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics referred to in the Financial Road Map attached to this release will be within the estimated ranges; that the company has identified categories of opportunity that provide upside to the ranges of the Financial Road Map, that the estimations of revenue, earnings, cash flow, growth rates, restructuring charges and expense reductions will be within the estimated ranges; and that the business pipeline and our anticipated cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections. The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that we may incur expenses related to unsolicited proposals or other efforts by others to acquire or control the Company; certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that due to issues attendant to the current proxy contest clients may attempt to reduce the amount of business they do with the Company; the possibility that a significant disruption to the business of the Company may result from the current proxy contest; the possibility that in the event that a change of control was sought that certain of the clients of the Company would invoke certain provisions in their contracts resulting in a decline in the revenue and profit of the company; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won’t be able to properly motivate our sales force or other associates; the possibility that we won’t be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won’t be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the Company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won’t be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom’s computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII) grid-based environment Acxiom will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the Company’s stock repurchase program. With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	June 30,
			$	%
	2006	2005	Variance	Variance

Revenue:
Services	261,892	238,499	23,393	9.8%
Data	74,813	71,772	3,041	4.2%
Total revenue	336,705	310,271	26,434	8.5%

Operating costs and expenses:
Cost of revenue
Services	196,073	194,349	1,724	0.9%
Data	49,572	48,885	687	1.4%
Total cost of revenue	245,645	243,234	2,411	1.0%

Services gross margin	25.1%	18.5%
Data gross margin	33.7%	31.9%
Total gross margin	27.0%	21.6%

Selling, general and administrative	54,745	53,700	1,045	1.9%
Gains, losses and nonrecurring items, net	-	(1,637)	1,637	0.0%

Total operating costs and expenses	300,390	295,297	5,093	1.7%

Income from operations	36,315	14,974	21,341	142.5%

Other income (expense):
Interest expense	(7,769)	(5,162)	(2,607)	50.5%
Other, net	647	891	(244)	(27.4%)

Total other income (expense)	(7,122)	(4,271)	(2,851)	66.8%

Earnings before income taxes	29,193	10,703	18,490	172.8%

Income taxes	11,385	4,064	7,321	180.1%

Net earnings	17,808	6,639	11,169	168.2%

Earnings per share:

Basic	0.20	0.07	0.13	185.7%

Diluted	0.20	0.07	0.13	185.7%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended

	June 30,	March 31,	$	%
	2006	2006	Variance	Variance

Revenue:
Services	261,892	257,591	4,301	1.7%
Data	74,813	86,752	(11,939)	(13.8%)
Total revenue	336,705	344,343	(7,638)	(2.2%)

Operating costs and expenses:
Cost of revenue
Services	196,073	196,428	(355)	(0.2%)
Data	49,572	52,142	(2,570)	(4.9%)
Total cost of revenue	245,645	248,570	(2,925)	(1.2%)

Services gross margin	25.1%	23.7%
Data gross margin	33.7%	39.9%
Total gross margin	27.0%	27.8%

Selling, general and administrative	54,745	51,642	3,103	6.0%
Gains, losses and nonrecurring items, net	-	(456)	456	(100.0%)

Total operating costs and expenses	300,390	299,756	634	0.2%

Income from operations	36,315	44,587	(8,272)	(18.6%)

Other income (expense):
Interest expense	(7,769)	(7,531)	(238)	3.2%
Other, net	647	135	512	379.3%

Total other income (expense)	(7,122)	(7,396)	274	(3.7%)

Earnings before income taxes	29,193	37,191	(7,998)	(21.5%)

Income taxes	11,385	14,132	(2,747)	(19.4%)

Net earnings	17,808	23,059	(5,251)	(22.8%)

Earnings per share:

Basic	0.20	0.27	(0.07)	(25.9%)

Diluted	0.20	0.26	(0.06)	(23.1%)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	June 30,	June 30,	March 31,
	2006	2005	2006

Basic earnings per share:

Numerator - net earnings	17,808	6,639	23,059

Denominator - weighted-average shares outstanding	88,155	91,044	86,981

Basic earnings per share	0.20	0.07	0.27

Diluted earnings per share:

Numerator - net earnings

Net earnings	17,808	6,639	23,059

Denominator:

Weighted-average shares outstanding	88,155	91,044	86,981

Dilutive effect of common stock options, warrants and restricted stock	2,268	2,752	2,855

	90,423	93,796	89,836

Diluted earnings per share	0.20	0.07	0.26

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,	June 30,	March 31,
Revenue:	2006	2005	2006

US services & data	291,419	265,434	295,795
International services & data	45,286	44,837	48,548

Total revenue	336,705	310,271	344,343

US supplemental information:
Services & data excluding IT mgmt	201,242	178,632	206,853
IT management services	90,177	86,802	88,942
	291,419	265,434	295,795

International supplemental information:
Services & data excluding IT mgmt	45,286	44,837	48,548

Income from operations:

US services & data	35,950	14,717	40,794
International services & data	365	(1,380)	3,337
Corporate & other	0	1,637	456

Total income from operations	36,315	14,974	44,587

Margin:

US services & data	12.3%	5.5%	13.8%
International services & data	0.8%	-3.1%	6.9%

Total margin	10.8%	4.8%	12.9%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,	June 30,	$	%	March 31,	$	%
	2006	2005	Variance	Variance	2006	Variance	Variance

Data	54,530	53,218	1,312	2.5%	66,176	(11,646)	(17.6%)
Passthrough data	20,283	18,554	1,729	9.3%	20,576	(293)	(1.4%)

Total data revenue	74,813	71,772	3,041	4.2%	86,752	(11,939)	(13.8%)

Cost of data revenue:
Data	29,289	30,331	(1,042)	(3.4%)	31,566	(2,277)	(7.2%)
Passthrough data	20,283	18,554	1,729	9.3%	20,576	(293)	(1.4%)

Total cost of data	49,572	48,885	687	1.4%	52,142	(2,570)	(4.9%)

Margin:

Data	46.3%	43.0%			52.3%
Passthrough data	0.0%	0.0%			0.0%
Total data	33.7%	31.9%			39.9%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	March 31,	$	%
	2006	2006	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	4,163	7,705	(3,542)	(46.0%)
Trade accounts receivable, net	264,933	261,624	3,309	1.3%
Deferred income taxes	24,517	24,587	(70)	(0.3%)
Other current assets	45,204	44,937	267	0.6%

Total current assets	338,817	338,853	(36)	(0.0%)

Property and equipment	685,515	662,948	22,567	3.4%
Less - accumulated depreciation and amortization	353,633	329,177	24,456	7.4%

Property and equipment, net	331,882	333,771	(1,889)	(0.6%)

Software, net of accumulated amortization	41,313	45,509	(4,196)	(9.2%)
Goodwill	477,291	472,401	4,890	1.0%
Purchased software licenses, net of accumulated amortization	161,814	155,518	6,296	4.0%
Unbilled and notes receivable, excluding current portions	17,188	19,139	(1,951)	(10.2%)
Deferred costs, net	116,651	112,817	3,834	3.4%
Data acquisition costs	38,712	40,828	(2,116)	(5.2%)
Other assets, net	21,379	21,662	(283)	(1.3%)

	1,545,047	1,540,498	4,549	0.3%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term obligations	96,701	93,518	3,183	3.4%
Trade accounts payable	41,905	44,144	(2,239)	(5.1%)
Accrued payroll and related expenses	27,487	32,139	(4,652)	(14.5%)
Other accrued expenses	79,345	81,428	(2,083)	(2.6%)
Deferred revenue	112,313	123,916	(11,603)	(9.4%)
Income taxes	9,759	4,845	4,914	101.4%
Dividends payable	4,403	-	4,403	-

Total current liabilities	371,913	379,990	(8,077)	(2.1%)

Long-term obligations:
Long-term debt and capital leases, net of current installments	345,992	353,692	(7,700)	(2.2%)
Software and data licenses, net of current installments	28,854	22,723	6,131	27.0%

Total long-term obligations	374,846	376,415	(1,569)	(0.4%)

Deferred income taxes	77,735	77,916	(181)	(0.2%)

Commitments and contingencies

Stockholders' equity:
Common stock	10,985	10,946	39	0.4%
Additional paid-in capital	685,086	677,026	8,060	1.2%
Unearned stock-based compensation	(1,736)	(1,941)	205	(10.6%)
Retained earnings	23,683	410,278	13,405	3.3%
Accumulated other comprehensive loss	8,637	2,205	6,432	291.7%
Treasury stock, at cost	(406,102)	(392,337)	(13,765)	3.5%

Total stockholders' equity	720,553	706,177	14,376	2.0%

	1,545,047	1,540,498	4,549	0.3%

10

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,

	2006	2005

Cash flows from operating activities:
Net earnings	17,808	6,639
Non-cash operating activities:
Depreciation and amortization	59,047	55,534
Loss (gain) on disposal or impairment of assets, net	(84)	43
Deferred income taxes	(233)	3,635
Non-cash stock compensation expense	553	298
Changes in operating assets and liabilities:
Accounts receivable	(1,796)	17,297
Other assets	3,186	(17,945)
Accounts payable and other liabilities	(9,743)	917
Deferrred revenue	(12,388)	(4,942)

Net cash provided by operating activities	56,350	61,476

Cash flows from investing activities:
Capitalized software	(5,719)	(5,673)
Capital expenditures	(217)	(2,929)
Cash collected from the sale and license of software	5,000	-
Deferral of costs	(16,887)	(16,192)
Payments received from investments	783	721
Net cash paid in acquisitions	-	(106,719)

Net cash used by investing activities	(17,040)	(130,792)

Cash flows from financing activities:
Proceeds from debt	28,873	281,706
Payments of debt	(67,866)	(54,130)
Dividends paid	-	(4,432)
Sale of common stock	6,773	13,527
Acquisition of treasury stock	(11,965)	(160,354)
Tax benefit of stock options exercised	1,079	-

Net cash used by financing activities	(43,106)	76,317

Effect of exchange rate changes on cash	254	(297)

Net increase in cash and cash equivalents	(3,542)	6,704
Cash and cash equivalents at beginning of period	7,705	4,185

Cash and cash equivalents at end of period	4,163	10,889

Supplemental cash flow information:
Cash paid during the period for:
Interest	7,830	4,397
Income taxes	5,268	190
Payments on capital leases and installment payment arrangements	18,905	19,929
Payments on software and data license liabilities	7,847	10,938
Other debt payments, excluding line of credit	1,711	1,357
Noncash investing and financing activities:
Issuance of options for acquisition	-	7,541
Software licenses and maintenance acquired under software obligation	15,266	2,161
Acquisition of property and equipment under capital lease
and installment payment arrangements	19,426	26,458
Construction and other financing	5,904	3,654

11

ACXIOM CORPORATION AND SUBSIDIARIES
FREE CASH FLOW DEFINITION

There has been discussion over Acxiom's Free Cash Flow definition
No single universally accepted definition of Free Cash Flow exists
Acxiom's goal is to communicate Free Cash Flow available to equity vs. available for debt service
Going forward calculation will continue to be transparent and consistent with an equity Free Cash Flow point of view

12

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY (Q1 FY07 Comparison)
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	Old	New	Change
	06/30/06	06/30/06	$	%

Net cash provided by operating activities	56,350	56,350	-	0.0%
Less:
Tax benefit of stock options and warrants	-	-	-	-

Subtotal	56,350	56,350	-	0.0%

Plus:
Proceeds received from the disposition of operations	-	-	-	-
Proceeds received from the disposition of assets	-	-	-	-
Payments received from investments	-	783	783	-
Less:
Capitalized software	(5,719)	(5,719)	-	0.0%
Capital expenditures	(217)	(217)	-	0.0%
Deferral of costs	(16,887)	(16,887)	-	0.0%
Payments on capital leases and installment payment arrangements	-	(18,905)	(18,905)	-
Payments on software and data license liabilities	-	(7,847)	(7,847)	-
Other required debt payments	-	(1,711)	(1,711)	-

Subtotal	33,527	5,847	(27,680)	-82.6%

Plus:
Tax benefit of stock options and warrants	1,079	1,079	-	0.0%

Subtotal	34,606	6,926	(27,680)	-80.0%

Plus:
Cash collected from sale of software	5,000	5,000	-	0.0%

Total	39,606	11,926	(27,680)	-69.9%

13

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY (FY06 Comparison)
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	Old	New	Change
	FY 2006	FY 2006	$	%

Net cash provided by operating activities	275,833	275,833	-	0.0%
Less:
Tax benefit of stock options and warrants	-	(19,097)	(19,097)	-

Subtotal	275,833	256,736	(19,097)	-6.9%

Plus:
Proceeds received from the disposition of operations	-	4,844	4,844	-
Proceeds received from the disposition of assets	5,123	5,123	-	0.0%
Payments received from investments	-	3,760	3,760	-
Less:
Capitalized software	(21,903)	(21,903)	-	0.0%
Capital expenditures	(6,848)	(6,848)	-	0.0%
Deferral of costs	(70,454)	(70,454)	-	0.0%
Payments on capital leases and installment payment arrangements	-	(72,232)	(72,232)	-
Payments on software and data license liabilities	-	(29,069)	(29,069)	-
Other required debt payments	-	(9,302)	(9,302)	-

Subtotal	181,751	60,655	(121,096)	-66.6%

Plus:
Tax benefit of stock options and warrants	-	19,097	19,097	-

Subtotal	181,751	79,752	(101,999)	-56.1%

Plus:
Cash collected from sale of software	20,000	20,000	-	0.0%

Total	201,751	99,752	(101,999)	-50.6%

14

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06

Net cash provided by operating activities	61,476	44,785	95,414	74,158	275,833	56,350
Less:
Tax benefit of stock options and warrants	-	-	-	(19,097)	(19,097)	-

Subtotal	61,476	44,785	95,414	55,061	256,736	56,350

Plus:
Proceeds received from the disposition of operations	-	1,529	3,315	-	4,844	-
Proceeds received from the disposition of assets	-	3,613	1,510	-	5,123	-
Payments received from investments	721	41	2,093	905	3,760	783
Less:
Capitalized software	(5,673)	(5,809)	(5,204)	(5,217)	(21,903)	(5,719)
Capital expenditures	(2,929)	(3,025)	(401)	(493)	(6,848)	(217)
Deferral of costs	(16,192)	(18,703)	(19,603)	(15,956)	(70,454)	(16,887)
Payments on capital leases and installment payment arrangements	(19,929)	(15,967)	(17,994)	(18,342)	(72,232)	(18,905)
Payments on software and data license liabilities	(10,938)	(5,328)	(7,344)	(5,459)	(29,069)	(7,847)
Other required debt payments	(1,357)	(2,434)	(1,715)	(3,796)	(9,302)	(1,711)

Subtotal	5,179	(1,298)	50,071	6,703	60,655	5,847

Plus:
Tax benefit of stock options and warrants	-	-	-	19,097	19,097	1,079

Subtotal	5,179	(1,298)	50,071	25,800	79,752	6,926

Plus:
Cash collected from sale of software	-	-	20,000	-	20,000	5,000

Total	5,179	(1,298)	70,071	25,800	99,752	11,926

15

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW (Old Format)
(Unaudited)
(Dollars in thousands)

	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06

Net cash provided by operating activities	61,476	44,785	95,414	74,158	275,833	56,350
Less:
Tax benefit of stock options and warrants	-	-	-	-	-	-

Subtotal	61,476	44,785	95,414	74,158	275,833	56,350

Plus:
Proceeds received from the disposition of operations	-	-	-	-	-	-
Proceeds received from the disposition of assets	-	3,613	1,510	-	5,123	-
Payments received from investments	-	-	-	-	-	-
Less:
Capitalized software	(5,673)	(5,809)	(5,204)	(5,217)	(21,903)	(5,719)
Capital expenditures	(2,929)	(3,025)	(401)	(493)	(6,848)	(217)
Deferral of costs	(16,192)	(18,703)	(19,603)	(15,956)	(70,454)	(16,887)
Payments on capital leases and installment payment arrangements	-	-	-	-	-	-
Payments on software and data license liabilities	-	-	-	-	-	-
Other required debt payments	-	-	-	-	-	-

Subtotal	36,682	20,861	71,716	52,492	181,751	33,527

Plus:
Tax benefit of stock options and warrants	-	-	-	-	-	1,079

Subtotal	36,682	20,861	71,716	52,492	181,751	34,606

Plus:
Cash collected from sale of software	-	-	20,000	-	20,000	5,000

Total	36,682	20,861	91,716	52,492	201,751	39,606

16

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF FREE CASH FLOW AS REPORTED
(Unaudited)
(Dollars in thousands)

	FY 2005	FY 2006

Free cash flow as previously reported	158,962	201,751

Plus:

Proceeds received from the disposition of operations	-	4,844

Payments received from investments	2,533	3,760

Subtotal free cash flow available for debt service	161,495	210,355

Less:

Required payments of debt	94,105	110,603

Total free cash flow available to equity	67,390	99,752

17

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

							Q1 FY06 to Q1 FY07		Q4 FY06 to Q1 FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06%		$	%	$
Revenue:
Services	238,499	253,193	263,266	257,591	1,012,549	261,892	9.8%	23,393	1.7%	4,301
Data	71,772	77,330	84,165	86,752	320,019	74,813	4.2%	3,041	-13.8%	(11,939)
Total revenue	310,271	330,523	347,431	344,343	1,332,568	336,705	8.5%	26,434	-2.2%	(7,638)

Operating costs and expenses:
Cost of revenue
Services	194,349	191,883	189,502	196,428	772,162	196,073	0.9%	1,724	-0.2%	(355)
Data	48,885	52,124	48,799	52,142	201,950	49,572	1.4%	687	-4.9%	(2,570)
Total cost of revenue	243,234	244,007	238,301	248,570	974,112	245,645	1.0%	2,411	-1.2%	(2,925)

Selling, general and administrative	53,700	54,902	57,625	51,642	217,869	54,745	1.9%	1,045	6.0%	3,103
Gains, losses and nonrecurring items, net	(1,637)	12,799	(1,202)	(456)	9,504	0	-100.0%	1,637	-100.0%	456

Total operating costs and expenses	295,297	311,708	294,724	299,756	1,201,485	300,390	1.7%	5,093	0.2%	634

Income from operations	14,974	18,815	52,707	44,587	131,083	36,315	142.5%	21,341	-18.6%	(8,272)
% Margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%
Other income (expense)
Interest expense	(5,162)	(7,416)	(8,635)	(7,531)	(28,744)	(7,769)	50.5%	(2,607)	3.2%	(238)
Other, net	891	1,050	(71)	135	2,005	647	-27.4%	(244)	379.3%	512
Total other income (expense)	(4,271)	(6,366)	(8,706)	(7,396)	(26,739)	(7,122)	66.8%	(2,851)	-3.7%	274

Earnings before income taxes	10,703	12,449	44,001	37,191	104,344	29,193	172.8%	18,490	-21.5%	(7,998)
Income taxes	4,064	5,300	16,720	14,132	40,216	11,385	180.1%	7,321	-19.4%	(2,747)

Net earnings	6,639	7,149	27,281	23,059	64,128	17,808	168.2%	11,169	-22.8%	(5,251)

Diluted earnings (loss) per share	0.07	0.08	0.31	0.26	0.71	0.20	185.7%	0.13	-23.1%	(0.06)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - INTERNAL FORMAT
(Unaudited)
(Dollars in thousands, except earnings per share)

							Q1 FY06 to Q1 FY07		Q4 FY06 to Q1 FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06%		$	%	$

Revenue	310,271	330,523	347,431	344,343	1,332,568	336,705	8.5%	26,434	-2.2%	(7,638)

Operating costs and expenses:

Salaries and benefits	126,264	127,325	129,888	132,579	516,056	135,917	7.6%	9,653	2.5%	3,338

Computer, communications and
other equipment	77,647	76,250	73,614	71,730	299,241	73,119	-5.8%	(4,528)	1.9%	1,389

Data costs	41,831	44,752	42,021	44,593	173,197	43,372	3.7%	1,541	-2.7%	(1,221)

Other operating costs and expenses	51,192	50,582	50,403	51,310	203,487	47,982	-6.3%	(3,210)	-6.5%	(3,328)

Gains, losses and nonrecurring items, net	(1,637)	12,799	(1,202)	(456)	9,504	0	-100.0%	1,637	-100.0%	456

Total operating costs and expenses	295,297	311,708	294,724	299,756	1,201,485	300,390	1.7%	5,093	0.2%	634

Income (loss) from operations	14,974	18,815	52,707	44,587	131,083	36,315	142.5%	21,341	-18.6%	(8,272)
Operating Margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%
Other income (expense):
Interest expense	(5,162)	(7,416)	(8,635)	(7,531)	(28,744)	(7,769)	50.5%	(2,607)	3.2%	(238)
Other, net	891	1,050	(71)	135	2,005	647	-27.4%	(244)	379.3%	512

	(4,271)	(6,366)	(8,706)	(7,396)	(26,739)	(7,122)	66.8%	(2,851)	-3.7%	274

Earnings (loss) before income taxes	10,703	12,449	44,001	37,191	104,344	29,193	172.8%	18,490	-21.5%	(7,998)

Income taxes	4,064	5,300	16,720	14,132	40,216	11,385	180.1%	7,321	-19.4%	(2,747)

Net earnings (loss)	6,639	7,149	27,281	23,059	64,128	17,808	168.3%	11,169	-22.8%	(5,251)

Diluted earnings (loss) per share	0.07	0.08	0.31	0.26	0.71	0.20	185.7%	0.13	-23.1%	(0.06)

19

ACXIOM CORPORATION AND SUBSIDIARIES
MARGIN ANALYSIS
(Unaudited)

							Q1 FY06 to Q1 FY07		Q4 FY06 to Q1 FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06%		$	%	$

Gross profit	67,037	86,516	109,130	95,773	358,456	91,060	35.8%	24,023	-4.9%	(4,713)
Gross margin	21.6%	26.2%	31.4%	27.8%	26.9%	27.0%

Operating margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%

Services gross profit	44,150	61,310	73,764	61,163	240,387	65,819	49.1%	21,669	7.6%	4,656
Services gross margin	18.5%	24.2%	28.0%	23.7%	23.7%	25.1%

Data gross profit	22,887	25,206	35,366	34,610	118,069	25,241	10.3%	2,354	-27.1%	(9,369)
Data gross margin	31.9%	32.6%	42.0%	39.9%	36.9%	33.7%

20

ACXIOM CORPORATION AND SUBSIDIARIES
EXPENSE TREND ANALYSIS
(Unaudited)

	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06

Salaries and benefits % of revenue	40.7%	38.5%	37.4%	38.5%	38.7%	40.4%

Computer, communications and and other
equipment % of revenue	25.0%	23.1%	21.2%	20.8%	22.5%	21.7%

Data costs % of revenue	13.5%	13.5%	12.1%	13.0%	13.0%	12.9%

Other operating costs and expenses % of revenue	16.5%	15.3%	14.5%	14.9%	15.3%	14.3%

Total operating costs and expenses % of revenue	95.2%	94.3%	84.8%	87.1%	90.2%	89.2%

SG&A % of revenue	17.3%	16.6%	16.6%	15.0%	16.3%	16.3%

21

ACXIOM CORPORATION

Financial Road Map[1]
(as of June 30, 2006)

	Actual	Actual	Target	Long-Term Goals
Years Ending March 31,	Fiscal 2006	Q1 Fiscal 2007	Fiscal 2007	Fiscal 2010

U.S. Revenue Growth	13.6%	9.8%	7% to 10%	8% to 11% (CAGR)
U.S. Revenue	$1,148 million	$291 million	$1,230 to $1,260 mil	-

International Revenue Growth	-13.0%	1.0%	0% to 5%	5% to 8% (CAGR)
International Revenue	$185 million	$45 million	$185 to $195 mil	-

U.S. Operating Margin	11.6%	12.3%	14% to 15%	16% to 18%
Adjusted U.S. Operating Margin	12.4%[3]

International Operating Margin	-1.1%	0.8%	2% to 4%	12% to 15%
Adjusted International Operating Margin	2.5%[3]

Return on Assets [2]	8.5%	9.8%	11% to 13%	14% to 17%
Adjusted Return on Assets [2]	9.5%[3]	10.8%[3]

Return on Invested Capital [2]	11.4%[3]	12.8%[3]	13% to 15%	16% to 19%

Operating Cash Flow	$276 million	$56 million	$280 to $300 mil	$320 to $360 mil

Free Cash Flow to Equity	$100 million	$12 million	$113 to $133 mil	$140 to $160 mil

Revolving Credit Line Balance	$252 million	$242 million	< $500 mil	< $500 mil

Dividends Per Share	$0.20	$0.05	$0.22	$0.24 to $0.28

1 Assumptions and definitions are defined on the following schedule: "Financial Road Map assumptions and definitions"
2 ROA and ROIC are calculated on a trailing 4 quarters basis.

3 Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005. These charges are excluded when calculating performance compared to the

Road Map since they were not considered in setting the Road Map target.  All other time periods are as reported for GAPP

22

ACXIOM CORPORATION

Financial Road Map Assumptions and Definitions

Assumptions

1.	The effective tax rate is projected to be 38-39% for future years.
2.	Interest rates are assumed to increase slightly over the current levels.
3.

Excluding acquired credits, the Company expects to utilize all of its federal credits and begin paying regular tax in fiscal 2007. The Company expects to gradually begin paying state taxes as state NOLs are utilized.

4.	The Company will pay incentives under its bonus plan of $15 to $25 million for each of the years beginning in fiscal 2007 based on achievement of the Company's business plan.
5.	The Company will maintain a relatively constant mix of business for each of its three business segments.
6.	Foreign exchange rates will remain at approximately the current levels.
7.	Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
8.	Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
9.

Long-term goals are based on the Company's current assessment of opportunities and are subject to change. There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map. Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

Definitions

1.	Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
2.	Operating Margin is defined as the income from operations as a percentage of revenue.
3.	Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
4.	Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital. The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases [(beginning balance + ending balance)/2] x an 8% implied interest rate on the leases.
Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less operating cash, less non-interest bearing liabilities, plus the present value of operating leases.
5.	Operating Cash Flow is as shown on the Company's cash flow statement.
6.	Free Cash Flow to Equity is defined as cash flow from operating activities plus or minus cash flow from investing activities (excluding net cash paid for acquisitions), less required payments of debt (total debt payments excluding payments on the line of credit).
7.	Revolving Credit Line Balance is defined as actual funds borrowed under the Company’s revolving line of credit facility at the end of the period.
8.	Dividends Per Share is defined as the sum of the dividends for that period.

Reconciliation of Non-GAAP Measurements
(Dollars in thousands)

		Actual	Actual	Target		Long-Term Goals
Years Ending March 31,		Fiscal 2006	Q1 Fiscal 2007	Fiscal 2007		Fiscal 2010

U.S. Operating Margin

	U.S. Revenue	1,147,641	291,419

	U.S. Operating Income	133,072	35,950
	U.S. Operating Income Margin	11.6%	12.3%

	Gains, losses and nonrecurring items, net	6,147	0
	ValueAct Defense	2,216	0
	Lawsuit Expenses	761	0
	Adjusted U.S. Operating Income (1)	142,196	35,950
	Adjusted U.S. Operating Income Margin (1)	12.4%	12.3%

International Operating Margin

	International Revenue	184,927	45,286

	International Operating Income	(1,991)	365
	International Operating Income Margin	-1.1%	0.8%

	Gains, losses and nonrecurring items, net	6,652	0
	Adjusted International Operating Income (1)	4,661	365
	Adjusted International Operating Income Margin (1)	2.5%	0.8%

Free Cash Flow to Equity				Low	High	Low	High

	Net cash provided by operating activities	275,833	56,350	280,000	300,000	320,000	360,000

Plus:	Proceeds received from disposition of assets	5,123	0	0	0	0	0
	Proceeds received from disposition of operations	4,844	0	0	0	0	0
	Cash received from investments	3,760	783	1,000	1,000	0	0
	Tax benefit of stock option and warrant exercise	0	1,079	7,000	7,000	10,000	10,000
	Proceeds received from sale of software	20,000	5,000	10,000	10,000	0	0
		33,727	6,862	18,000	18,000	10,000	10,000

Less:	Capitalized software	(21,903)	(5,719)	(20,000)	(20,000)	(20,000)	(25,000)

	Capital expenditures	(6,848)	(217)	(7,000)		(7,000)	(10,000)		(10,000)
	Deferral of costs	(70,454)	(16,887)	(60,000)		(60,000)	(65,000)		(75,000)
	Capital lease and installment payments	(72,232)	(18,905)	(60,000)		(60,000)	(65,000)		(70,000)
	Software and data license liability payments	(29,069)	(7,847)	(28,000)		(28,000)	(25,000)		(25,000)
	Other debt payments	(9,302)	(1,711)	(10,000)		(10,000)	(5,000)		(5,000)
		(209,808)	(51,286)	(185,000)		(185,000)	(190,000)		(210,000)

Free cash flow to equity		99,752	11,926	113,000	to	133,000	140,000	to	160,000

Free cash flow to equity as defined by the Company may not be comparable to similarly titled measures reported by other companies. Management of the Company has included free cash flow to equity in this

Financial Road Map representing the amount of money available for the Company's discretionary spending. Management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes after funding operating activities and capital expenditures, capitalized software expenses, deferred costs and required debt repayments. The above table reconciles free cash flow to equity to cash provided by operating activities, the nearest comparable GAAP measure.

	Notes
1

Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005. These charges are excluded when calculating performance compared to the Road Map since they were not considered in setting

	the Road Map target. All other time periods are as reported for GAAP.

24

Reconciliation of Non-GAAP Measurements
(Dollars in thousands)

	Actual			Actual			Target						Long-Term Goals
	Fiscal 2006			Q1 Fiscal 2007			Fiscal 2007						Fiscal 2010

Return on Assets (ROA) and		Adjusted			Adjusted		ROA			ROIC			ROA			ROIC
Return on Invested Capital (ROIC)[5]	ROA	ROA	ROIC	ROA	ROA	ROIC	Low		High	Low		High	Low		High	Low		High

Numerator:
Income from operations	131,083	131,083	131,083	152,424	152,424	152,424	175,500		196,900	175,500		196,900	268,600		337,600	268,600		337,600
Unusual Charges, Net (6)		15,776	15,776		15,776	15,776
Add implied interest on operating leases (1)			11,696			10,674				11,000		11,000				9,000		9,000
	131,083	146,859	158,554	152,424	168,200	178,874	175,500		196,900	186,500		207,900	268,600		337,600	277,600		346,600

Denominator:
Average total assets (2)	1,549,933	1,549,933	1,549,933	1,554,756	1,554,756	1,554,756	1,550,000		1,575,000	1,550,000		1,550,000	1,860,000		1,960,000	1,860,000		1,960,000
Less average cash (3)			(8,616)			(6,934)				(10,000)		(10,000)				(10,000)		(10,000)
Less average non-interest bearing current liabilities (4)			(288,063)			(285,462)				(277,000)		(288,000)				(261,000)		(285,000)
Plus average present value of operating leases (1)			135,190			132,750				133,000		133,000				114,000		114,000

	1,549,933	1,549,933	1,388,444	1,554,756	1,554,756	1,395,110	1,550,000		1,575,000	1,396,000		1,385,000	1,860,000		1,960,000	1,703,000		1,779,000

Return on invested capital	8.5%	9.5%	11.4%	9.8%	10.8%	12.8%	11%	to	13%	13%	to	15%	14%	to	17%	16%	to	19%

Notes
1

Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases. The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning + Ending) / 2] of the present value of the leases.
2	Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
3

Average cash is the average of the GAAP amount for the trailing 4 quarter ends. Future cash balances above $10.0 million are assumed to be invested at money market rates and are excluded from this operating cash adjustment.

4	Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
5	ROA and ROIC figures are calculated on a trailing 4 quarters basis.
6

Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005. These charges are excluded when calculating performance compared to the Road Map since they were not considered in setting the Road Map target. All other time periods are as reported for GAAP.

Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies. Management of the Company has included ROIC in this

Financial Road Map because it measures the capital efficiency of our business. ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.

The above table reconciles ROIC to a ROA calculation using GAAP numbers. The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.